CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Patriot Scientific Corporation
San Diego, California



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post Effective Amendment No. 1 to the Registration
Statement of our report dated July 3, 1997 relating to the consolidated financial statements of Patriot Scientific Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP



Denver, Colorado
March 24, 1998